EXHIBIT 99.1


PRESS RELEASE

January 22, 2003
For Immediate Release

For Further Information Contact:             Barry Backhaus
                                             First Federal Bankshares, Inc.
                                             329 Pierce Street, P.O. Box 897
                                             Sioux City, IA  51102
                                             712.277.0200


        FIRST FEDERAL BANKSHARES ANNOUNCES EARNINGS AND DECLARES DIVIDEND

Sioux City, Iowa. First Federal Bankshares, Inc. (the "Company") (Nasdaq National Market - "FFSX") reported net earnings of $1.5 million, or diluted earnings per share of $0.38, for the quarter ended December 31, 2002. This compares to net earnings of $1.1 million, or diluted earnings per share of $0.27, for the quarter ended December 31, 2001 and to net earnings of $1.2 million, or diluted earnings per share of $0.29 for the immediately preceding quarter ended September 30, 2002.

Net interest income before provision for loan losses increased by $991,000, or 24.9%, to $5.0 million for the three months ended December 31, 2002 from $4.0 million for the three months ended December 31, 2001. Interest income decreased by $816,000 while interest expense decreased by $1.8 million. The increase in net interest income was primarily due to a decrease in the average cost of interest-bearing liabilities to 3.12% for the three months ended December 31, 2002 from 4.45% for the three months ended December 31, 2001. The Company's interest rate spread increased to 3.38% for the three months ended December 31, 2002 from 2.52% for the three months ended December 31, 2001.

Provision for loan loss expense totaled $400,000 for each of the three months ended December 31, 2002 and 2001. Non-performing loans decreased to $5.2 million, or 1.3% of total loans, at December 31, 2002 from $7.3 million, or 1.7% of total loans, at December 31, 2001.

Noninterest income increased by $109,000, or 4.6%, to $2.5 million for the quarter ended December 31, 2002 from $2.4 million for the quarter ended December 31, 2001. The increase in noninterest income was partly due to an increase in the cash surrender value of bank owned life insurance (BOLI) that totaled $96,000 and $63,000, respectively, for the three months ended December 31, 2002 and 2001. The initial investment in BOLI was made in November 2001. In addition, the Company recorded a net gain on sale of securities that totaled $38,000 for the three months ended December 31, 2002 as compared to a net gain of $2,000 for the three months ended December 31, 2001.

Noninterest expense increased by $470,000, or 11.1%, to $4.7 million for the three months ended December 31, 2002 from $4.2 million for the three months ended December 31, 2001. The increase in noninterest expense was largely due to an increase of $262,000, or 11.4%, in compensation and benefits expense. During the three months ended December 31, 2002 the Company recorded an accrual for pension contribution expense that totaled $90,000. The Company is a participant in the Financial Institutions Retirement Fund (FIRF) and has been notified that a contribution will be required for fiscal 2003. The FIRF had been in fully-funded status since July 1987; therefore, no pension contribution expense was recorded for fiscal 1988 through fiscal 2002. The increase in noninterest expense was also due to an increase of $66,000, or 81.8%, in advertising expense to $147,000 for the three months ended December 31, 2002 from $81,000 for the three months ended December 31, 2001 as the Company promoted checking accounts and related service enhancements during the current year period.

Earnings before taxes on income increased by $630,000, or 36.8%, to $2.3 million for the three months ended December 31, 2002 from $1.7 million for the three months ended December 31, 2001. Income tax expense totaled $803,000, or an effective tax rate of 34.3%, for the three months ended December 31, 2002 and $581,000, or an effective tax rate of 34.0%, for the three months ended December 31, 2001.

Net interest income before provision for loan losses increased by $1.6 million, or 19.4%, to $9.9 million for the six months ended December 31, 2002 from $8.3 million for the six months ended December 31, 2001. The interest rate spread increased to 3.29% for the six months ended December 31, 2002 from 2.53% for the six months ended December 31, 2001. The average yield on interest-earning assets decreased by 63 basis points to 6.54% for the six months ended December 31, 2002 from 7.17% for the six months ended December 31, 2001 as market interest rates remained at historically low levels. The average cost of interest-bearing liabilities decreased by 139 basis points to 3.25% for the six months ended December 31, 2002 from 4.64% for the six months ended December 31, 2001 resulting in a reduction in interest expense that more than offset the reduction in interest income due to lower rates.

Provision for loan loss expense totaled $1.2 million and $1.3 million, respectively, for the six months ended December 31, 2002 and 2001.

Noninterest income decreased by $189,000, or 4.0%, to $4.6 million for the six months ended December 31, 2002 from $4.7 million for the six months ended December 31, 2001. During the six months ended December 31, 2001 the Company recorded a pretax gain of $456,000 on the sale of the deposits, selected loans and the building and fixtures of a branch office. Excluding the prior year gain on the branch office sale, noninterest income increased by $267,000 for the six months ended December 31, 2002 as compared to the six months ended December 31, 2001. The increase in noninterest income was partly due to an increase in the cash surrender value of BOLI that totaled $204,000 and $63,000, respectively, for the six months ended December 31, 2002 and 2001. In addition, a net gain on sale of securities totaling $38,000 was recorded during the six months ended December 31, 2002 while a $23,000 net loss on sale of securities was recorded for the six months ended December 31, 2001.

Noninterest expense increased by $725,000, or 8.7%, to $9.0 million for the six months ended December 31, 2002 from $8.3 million for the six months ended December 31, 2001. Compensation and benefits expense increased by $417,000, or 9.2%, to $5.0 million for the six months ended December 31, 2002 from $4.5 million for the six months ended December 31, 2001. The increase in compensation and benefits expense was partly due to the resumption of an accrual for pension contribution expense. In addition, office property and equipment expense and advertising expense increased by $83,000, or 6.8%, and $62,000, or 35.7%, respectively, during the six months ended December 31, 2002 as compared to the six months ended December 31, 2001.

Earnings before taxes on income increased by $739,000, or 21.9%, to $4.1 million for the six months ended December 31. 2002 from $3.4 million for the six months ended December 31, 2001. Income tax expense totaled $1.4 million, or an effective tax rate of 33.8%, for the six months ended December 31, 2002 and $1.2 million, or an effective tax rate of 34.8% for the six months ended December 31, 2001.

Assets totaled $640.5 million, $650.8 million and $651.6 million, respectively, at December 31, 2002, June 30, 2002 and December 31, 2001. Stockholders' equity per share increased to $17.63 at December 31, 2002 from $16.75 at December 31, 2001. Stockholders' equity to total assets was 11.11% and 10.96%, respectively, at December 31, 2002 and 2001. During the three months ended December 31, 2002 the Company repurchased 98,500 shares of its common stock at a cost of $1.5 million under a repurchase program announced in August 2002. The Company expects to repurchase up to 280,000 additional shares under this program. The Company had 4,035,267 shares outstanding at December 31, 2002.

On January 16, 2003, the Company's Board of Directors declared a quarterly dividend of $0.08 per share, the same as distributed last quarter. The dividend is payable on February 28, 2003 to stockholders of record on February 14, 2003.

The Company's common stock is traded on the NASDAQ National Market under the symbol FFSX. The Company is headquartered in Sioux City, Iowa. First Federal Bank, the Company's bank subsidiary, operates ten offices in northwest Iowa, an office in South Sioux City, Nebraska, and five offices in central Iowa.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, competition, and other risks detailed from time to time in the Company's SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

FIRST FEDERAL BANKSHARES, INC and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
                     (Unaudited)


                                                              December 31,      June 30,      December 31,
                                                                 2002             2002           2001
                                                              ------------     ---------      ------------

ASSETS                                                                 (Dollars in thousands)
------
Cash and due from banks                                        $  33,027       $  23,114       $  34,840
Interest-bearing deposits in other financial institutions             78             103             395
                                                              ------------     ---------      ------------
    Cash and cash equivalents                                     33,105          23,217          35,235
Securities available-for-sale                                     77,907          92,313          76,569
Securities held-to-maturity                                       55,461          63,295          61,396
Loans receivable, net                                            418,180         418,382         419,999
Office property and equipment, net                                13,455          13,770          14,210
Federal Home Loan Bank stock, at cost                              5,707           5,038           4,530
Accrued interest receivable                                        2,688           2,804           3,021
Goodwill                                                          18,524          18,524          18,524
Other assets                                                       5,501          13,414          18,145
                                                              ------------     ---------      ------------
   Total assets                                                $ 640,528       $ 650,757       $ 651,629
                                                              ============     =========      ============
LIABILITIES
-----------
Deposits                                                         451,505         472,648         481,830
Advances from Federal Home Loan Bank                             111,512          99,065          90,085
Advance payments by borrowers for taxes and insurance              1,185           1,483           1,209
Accrued interest payable                                           2,167           3,640           4,659
Accrued expenses and other liabilities                             3,013           2,658           2,440
                                                              ------------     ---------      ------------
   Total liabilities                                             569,382         579,494         580,223

STOCKHOLDERS' EQUITY
--------------------
Common stock, $.01 par value                                          49              49              49
Additional paid-in capital                                        36,412          36,248          36,090
Retained earnings, substantially restricted                       45,626          43,542          42,893
Treasury stock, at cost - 852,966, 665,764 and
   586,764 shares at December 31, 2002, June 30, 2002
   and December 31, 2001, respectively                           (10,280)         (7,578)         (6,477)
Accumulated other comprehensive income                               719             490             464
Unearned ESOP                                                     (1,257)         (1,330)         (1,393)
Unearned RRP                                                        (123)           (158)           (220)
                                                              ------------     ---------      ------------
   Total stockholders' equity                                     71,146          71,263          71,406
                                                              ------------     ---------      ------------
   Total liabilities and stockholders' equity                  $ 640,528       $ 650,757       $ 651,629
                                                              ============     =========      ============

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (Unaudited)


                                             Three months ended            Six months ended
                                                 December 31,                December 31,
                                          -----------------------       -----------------------
                                            2002           2001           2002           2001
                                          --------       --------       --------       --------
                                                         (Dollars in thousands)
Total interest income                     $  9,145       $  9,962       $ 18,632       $ 20,835
Total interest expense                       4,181          5,989          8,772         12,577
                                          --------       --------       --------       --------
Net interest income before provision         4,964          3,973          9,860          8,258
Less: provision for loan losses                400            400          1,230          1,280
                                          --------       --------       --------       --------
Net interest income after provision          4,564          3,573          8,630          6,978
Noninterest income                           2,465          2,356          4,552          4,740
Noninterest expense                         (4,689)        (4,219)        (9,064)        (8,339)
                                          --------       --------       --------       --------
Earnings before taxes on income              2,340          1,710          4,118          3,379
Taxes on income                                803            581          1,393          1,177
                                          --------       --------       --------       --------
Reported net earnings                     $  1,537       $  1,129       $  2,725       $  2,202
                                          ========       ========       ========       ========

FIRST FEDERAL BANKSHARES, INC and SUBSIDIARIES
FINANCIAL HIGHLIGHTS
                     (Unaudited)

                                            At or for the three months     At or for the six months
                                                  ended December 31,          ended December 31,
                                             ------------------------      ------------------------
                                               2002           2001            2002           2001
                                             ----------     ----------     ----------     ----------
Financial condition data:                       (Dollars in thousands, except per share amounts)
-------------------------
Average interest-earning assets              $  562,369      $ 571,876      $ 569,566      $ 581,118
Average interest-bearing liabilities            535,911        538,578        539,688        541,749
Net average earning assets                       26,458         33,298         29,878         39,369
Average interest-earning assets to
  average interest-bearing liabilities           104.94%        106.18%        105.54%        107.27%
Non-performing loans                                                        $   5,231      $   7,320
Non-performing assets                                                           5,840          7,466
Allowance for loan losses                                                       4,660          5,023
Allowance for loan losses to total loans                                         1.10%          1.18%
Non-performing loans to total loans                                              1.25%          1.74%
Non-performing assets to total assets                                            0.91%          1.15%
Shareholders' equity to assets                                                  11.11%         10.96%


Selected operating data: (1)
----------------------------
Return on average assets                           0.97%          0.71%          0.85%          0.68%
Return on average equity                           8.54%          6.33%          7.58%          6.16%
Net interest rate spread                           3.38%          2.52%          3.29%          2.53%
Net yield on interest-earning assets               3.53%          2.78%          3.46%          2.84%
Efficiency ratio (2)                              62.87%         66.28%         62.63%         63.79%
---------------------------------------------
(1)  Annualized except for efficiency ratio.
(2)  Noninterest expense excluding amortization of intangibles divided by the sum of interest income before provision for loan losses and noninterest income.


Per share data:
---------------
Earnings per share:
   Basic                                     $     0.39     $     0.28     $     0.68     $     0.53
   Diluted                                   $     0.38     $     0.27     $     0.67     $     0.52
Book value per share                         $    17.63     $    16.75     $    17.63     $    16.75
Tangible book value per share                $    12.93     $    12.31     $    12.93     $    12.31
Market price per share:
  High for the period                        $   15.150     $   12.350     $   15.150     $   13.170
  Low for the period                         $   13.250     $   10.950     $   11.760     $   10.700
  Close at end of period                     $   14.500     $   12.350     $   14.500     $   12.350
Cash dividends declared per share            $    0.080     $    0.080     $    0.160     $    0.160
Weighted-average common shares outstanding:
   Basic                                      3,946,926      4,085,670      3,978,070      4,148,666
   Diluted                                    4,029,308      4,173,989      4,063,038      4,231,364